UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428

(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	3
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits
SIGNATURES	5
Exhibit Index	6
Ex.-10.1	1
Ex.-10.2	1

Item 1.01	Entry into a Material Definitive Agreement

On April 6, 2011, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that on April 6, 2011 it had appointed the Company’s Chief Operating Officer and Chief Financial Officer, J. Reid Porter, to serve as the Company’s Interim President and Chief Executive Officer. In connection with Mr. Porter’s appointment and as authorized by the Compensation Committee of the Board of Directors on August 23, 2011, a written amendment to Mr. Porter’s Amended and Restated Executive Severance Agreement dated March 20, 2008 (the “Executive Agreement”) was entered into by and between the Company and Mr. Porter. Unless otherwise indicated, capitalized terms used in the following description shall have the meanings set forth in the Executive Agreement.

As amended, the agreement terminates on August 10, 2012 and provides, effective April 6, 2011, for a minimum base salary of $390,000 per year, subject to annual adjustments by the Compensation Committee of the Company, and an annual bonus of up to seventy-five percent (75%) of his base salary, to be determined based upon the Company’s achievement of objectives established by the Compensation Committee. The amendment also provides that upon either a Severance Event, defined as a termination of employment by the Company without Cause or by Mr. Porter for Good Reason, or upon Mr. Porter’s voluntary retirement from Company employment on or after August 10, 2012, he and his spouse are entitled to receive Company paid medical and dental benefits until age 65.

Also in connection with his appointment, as approved by the Compensation Committee on August 23, 2011, Mr. Porter was granted a restricted stock unit award which entitles Mr. Porter to received 75,000 shares of Company common stock upon vesting. Vesting will occur on April 6, 2012, subject to accelerated vesting upon the occurrence of a Severance Event or upon a Change of Control (as defined in the Company’s 2004 Amended and Restated Stock Option Plan), and further provided, that, if a new Chief Executive Officer is appointed prior to April 6, 2012, one-half of the restricted stock units will vest earlier on the date of appointment of the new Chief Executive Officer. In addition, the Compensation Committee approved amendments to two of Mr. Porter’s prior stock option awards, covering 67,500 shares of Common Stock and both currently out-of-the-money, and one prior restricted stock unit award, covering 26,500 shares of Common Stock, to accelerate vesting upon either a Severance Event or upon Mr. Porter’s voluntary retirement on or after August 10, 2012 and to extend the expiration date of the stock options to three years following either a Severance Event or Mr. Porter’s voluntary retirement on or after August 10, 2012.

The foregoing summary is qualified in its entirety by the terms of the actual amendment and restricted stock unit agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, and by the terms of Mr. Porter’s Amended and Restated Executive Severance Agreement, filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 21, 2008, as previously amended by the First Amendment to Amended and Restated Executive Severance Agreement, filed as Exhibit 10.1 to the Form 8-K filed by the Company on September 16, 2010, all of which are hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this document:

Exhibit

10.1	Second Amendment to J. Reid Porter Amended and Restated Executive Severance Agreement dated August 23, 2011

10.2	Form of J. Reid Porter Restricted Stock Unit Agreement dated August 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navarre Corporation (Registrant)

Date: August 26, 2011	By	/s/ J. Reid Porter
J. Reid Porter
Interim President, Interim Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to J. Reid Porter Amended and Restated Executive Severance Agreement dated August 23, 2011

10.2	Form of J. Reid Porter Restricted Stock Unit Agreement dated August 23, 2011

6